                                                                    Exhibit 99.1

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                     RCN REPORTS SECOND QUARTER 2006 RESULTS
       EBITDA INCREASES TO $36M; EXPENSE REDUCTION DRIVES MARGINS OVER 20%
                             GREW CUSTOMERS AND RGUS
                   ARPC INCREASES TO $109, BUNDLE RATE TO 68%
       REVENUE GROWTH AND MARGIN EXPANSION DRIVE INCREASE IN 2006 OUTLOOK

HERNDON, VA, AUGUST 9, 2006 - RCN Corporation (NASDAQ: RCNI), a leading provider of triple play communication services, today announced its results for the second quarter 2006.

"RCN's second quarter growth in EBITDA, EBITDA margin and key customer metrics represents the success of more than a year of repositioning RCN's brand and value proposition," stated James F. Mooney, Chairman of RCN's board of directors. "Our gains in subscribers, ARPC and bundle rate are solid accomplishments, particularly when combined with our reductions in general and administrative costs, which expanded EBITDA margin by nearly 600 basis points from last year. I congratulate the entire team for these achievements and for its consistent execution against our balanced strategy of margin improvement, top-line growth and asset portfolio management."

SECOND QUARTER 2006 RESULTS

   o Total revenue increased 11% to $157 million compared to $141 million in the second quarter of 2005, and increased 10% from $144 million in the first quarter of 2006. The increase versus prior periods was driven primarily by the acquisition of CEC. Core residential revenue increased 3% year-over-year and 2% sequentially, driven primarily by an increase in average revenue per customer (ARPC) to $109; commercial revenue was $21 million versus $7 million last year and $9 million last quarter.

   o EBITDA of $36 million increased 84% from $20 million in the second quarter of 2005 and increased 34% from $27 million in the first quarter of 2006. Q206 results include a $5 million settlement regarding disputed network charges; without this benefit, Q2 EBITDA would have been $31 million, yielding a 20% EBITDA margin. EBITDA is a non-GAAP financial measure - see "Non-GAAP Measures" below.

   o Capital expenditures were $19 million compared to $12 million in the second quarter of 2005 and $15 million in the first quarter of 2006.

   o RCN ended the quarter with $203 million in outstanding debt and $98 million in cash, cash equivalents, and short-term investments.

   o RCN had approximately 418,000 customers as of June 30, 2006 versus 416,000 at March 31, 2006.

Peter D. Aquino, President and Chief Executive Officer of RCN, stated, "RCN's second quarter 2006 was successful on a number of fronts. The innovative product, sales and marketing initiatives we have put in place paid off this quarter, driving customer growth in all markets. Subscribers are beginning to respond to our flexible packages and performance, and we are proving we can improve retention and churn regardless of stiff competition in our markets. Our legislative and regulatory efforts resulted in some key victories for fair competition and pricing, establishing RCN's presence in these arenas, and winning two additional Lehigh Valley franchises. On the commercial side, our integration of CEC continues to proceed well, and we extended our enterprise reach further into the Boston metro market through our recently announced agreement with Verizon. Our ability to simultaneously reduce costs and grow revenue has produced strong improvements in EBITDA margin. Overall, our results validate RCN's key strategies, and we are focused on continued execution. "

KEY SECOND QUARTER ACCOMPLISHMENTS

Revenue Growth

   o Added approximately 2,000 new customers compared to a loss of 9,000 customers in the second quarter of 2005. Customer installs increased 20% from last year and 37% sequentially

   o Introduced new products and pricing packages, including more competitive a la carte offerings

   o Made investments in our sales channels and added dedicated retention resources to reduce churn

   o  Launched MegaModem Mach 20 in Philadelphia and digital simulcast in New
      York

   o Added/upgraded approximately 14,000 homes, bringing program total to 51,000 homes, achieving RCN's year-end objective six months early

   o Received approval for two additional franchise agreements enabling RCN to offer triple play services to approximately 7,000 new homes in the Lehigh Valley

   o RCN Business Solutions rolled out MPLS Ethernet network throughout metropolitan New York area, improving reliability and allowing for the launch of future advanced, value-added services

   o RCN Business Solutions entered a 10-year IRU agreement, expanding the greater Boston metro area fiber footprint, accessing 70 additional buildings

Cost Reductions

   o Reduced general and administrative costs as a percent of revenue by 600 basis points year-over-year and 200 basis points sequentially through headcount reductions, to less than 2,000, lower corporate overhead, and improved productivity

   o Reached property tax settlement in New York, yielding future annual savings of $2 million

   o Completed balance sheet refinancing, creating $4 million in additional annual interest savings, simplifying capital structure and increasing strategic and financial flexibility

Regulatory

   o Participated actively in discussions surrounding the Adelphia merger, resulting in conditions imposed to ensure future contract arbitration, viewer access by competitors to "must-have" local, regional and national sports programming, the protection of RCN's sports carriage rights in the Philadelphia market, and a 2-year contract extension for PBS Kids VoD distribution

2006 FINANCIAL OUTLOOK

RCN is adjusting its full-year 2006 Outlook as follows:

   o  Revenue of approximately $610-615 million

   o  EBITDA of approximately $125-130 million

   o  Capital expenditures of approximately $85-90 million

Michael T. Sicoli, Chief Financial Officer of RCN, stated, "RCN's performance through the first half of 2006 demonstrates continued execution on all aspects of our plan, and puts us ahead of schedule on both revenue growth and cost reduction. We have reflected these trends in our adjusted 2006 outlook. Our strong operating performance, combined with our significant financial flexibility, positions us very well to drive value for our shareholders."

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

NON-GAAP MEASURES

In addition to the results presented in accordance with Generally Accepted Accounting Principles throughout this press release, RCN has presented non-GAAP financial measures, such as EBITDA, EBITDA Margin, and ARPC. RCN believes that these non-GAAP measures, viewed in addition to and not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of RCN's internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management's effectiveness. A reconciliation schedule to the comparable GAAP measures is available on pages 8-9. RCN's non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

SECOND QUARTER CONFERENCE CALL

Management will conduct a conference call to discuss first quarter results and its strategic outlook today at 8:30 AM Eastern time. Be sure to dial into the call 10 to 15 minutes before start time. The dial in number for the call is 706-634-2478, conference ID: 2084835. The call is also being webcast with an accompanying slide presentation, which can be accessed at HTTP://INVESTOR.RCN.COM/CALENDAR.CFM. A replay of this conference call will be available from 11:30 AM today until 11:59 PM Eastern time on August 16, 2006. The dial in number for the replay is 706-645-9291; the conference ID is the same as above. The webcast and slides will also be archived on RCN's website.

ABOUT RCN CORPORATION

RCN Corporation, http://www.rcn.com, is one of the largest facilities-based competitive providers of bundled cable, high-speed internet and phone services delivered over its own fiber-optic local network to residential and small business customers in some of the most densely populated markets in the U.S. RCN Business Solutions also provides bulk video, high-capacity data and voice services to a growing number of business customers. RCN provides service in the Boston, New York, Eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets. RCNI-Q

RCN FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN's Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

Contacts: Richard Ramlall, SVP Strategic and External Affairs, RCN, 703-434-8430
          Carolyn Capaccio, Lippert/Heilshorn & Associates, 212-838-3777

                                 (Tables follow)

                        RCN CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                  ------------------------------     -----------------------------
                                                                   Three Months Ended June 30,         Six Months Ended June 30,
                                                                  ------------------------------     -----------------------------
                                                                     2006               2005               2006         2005
                                                                   ---------          ---------          ---------    ---------
Revenues                                                           $ 157,295          $ 141,426          $ 300,907    $ 282,235
Costs and expenses:
    Direct expenses                                                   50,263             50,722            100,200      101,770
    Selling, general and administrative (including 2006 stock
based compensation of $4,507 and $9,666)                              75,157             70,922            146,852      137,527
    Non-cash issuance of warrants                                         --                564                 --          564
    Impairments (recoveries), exit costs and restructuring             1,386             (3,189)             2,609         (613)
    Depreciation and amortization                                     48,611             46,173             99,460       91,932
                                                                   ---------          ---------          ---------    ---------
Operating loss                                                       (18,122)           (23,766)           (48,214)     (48,945)

Investment income                                                      1,335              1,353              3,092        2,516
Interest expense                                                      (4,945)           (10,386)           (16,050)     (20,619)
Gain on sale of investment in unconsolidated entity                       --                 --            125,377           --
(Loss) gain on sale of assets                                           (407)             1,240             (1,864)       2,723
Loss on early extinguishment of debt                                  (3,184)                --            (19,252)          --
Other income, net                                                         13                521                 27        1,608
                                                                   ---------          ---------          ---------    ---------

(Loss) income before income taxes, discontinued operations and
cumulative effect of a change in accounting for legal fees           (25,310)           (31,038)            43,116      (62,717)

Income tax expense                                                        --                302              7,467          681
                                                                   ---------          ---------          ---------    ---------
(Loss) income from continuing operations before cumulative
effect of a change in accounting for legal fees                      (25,310)           (31,340)            35,649      (63,398)

(Loss) income from discontinued operations, net of tax                    --                 (7)                 3           48
                                                                   ---------          ---------          ---------    ---------

(Loss) income before cumulative effect of a change in accounting
for legal fees                                                       (25,310)           (31,347)            35,652      (63,350)

Cumulative effect of a change in accounting for legal fees                --                 --                 --        2,600
                                                                   ---------          ---------          ---------    ---------
Net (loss) income                                                  $ (25,310)         $ (31,347)         $  35,652    $ (60,750)
                                                                   =========          =========          =========    =========

                        RCN CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                --------------------------
                                                                                 June 30,      December 31,
ASSETS                                                                             2006           2005
                                                                                -----------    -----------
Current assets:
       Cash and cash equivalents                                                $    50,154    $    70,906
       Short-term investments                                                        48,080         72,111
       Accounts receivable, net of allowance for doubtful
                accounts of $4,571 and $3,665                                        66,583         49,242
       Unbilled revenues                                                                472            655
       Prepayments and other current assets                                          18,997         13,993
                                                                                -----------    -----------
Total current assets                                                                184,286        206,907

Property, plant and equipment, net of accumulated depreciation
        of $263,419 and $175,215                                                    677,487        705,908
Investment in unconsolidated entity                                                      --        184,896
Intangible assets, net of accumulated amortization of $29,224 and $19,743           111,883        118,145
Long-term restricted investments                                                     15,816         17,568
Deferred charges and other assets                                                    13,345         20,516
                                                                                -----------    -----------
Total assets                                                                    $ 1,002,817    $ 1,253,940
                                                                                ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities                                                       $   151,260    $   158,781
Long-term debt and capital lease obligations, net of current portion                202,276        488,449
Other long-term liabilities                                                          45,351         43,808
                                                                                -----------    -----------
Total liabilities                                                                   398,887        691,038
                                                                                -----------    -----------
Commitments and contingencies

Stockholders' equity:
       Common stock, par value $0.01 per share, 100,000,000 shares authorized, 37,046,219 and 36,825,941 shares
                issued and outstanding                                                  364            360

       Committed stock, par value $0.01, 625,099 and 797,938 shares committed             6              8
       Committed capital in excess of par                                            24,399         25,549
       Additional paid-in-capital                                                   684,619        669,762
       Treasury stock, 56,992 shares at cost                                         (1,394)            --
       Accumulated deficit                                                         (104,148)      (139,800)
       Accumulated other comprehensive income                                            84          7,023
                                                                                -----------    -----------
Total stockholders' equity                                                          603,930        562,902
                                                                                -----------    -----------
Total liabilities and stockholders' equity                                      $ 1,002,817    $ 1,253,940
                                                                                ===========    ===========

                        RCN CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                               --------------------------
                                                                                Six Months Ended June 30,
                                                                               --------------------------
                                                                                 2006             2005
                                                                               ---------        ---------
Net income (loss)                                                              $  35,652        $ (60,750)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Loss on early extinguishment of debt                                         19,252               --
     Non-cash stock based compensation                                             9,666               --
     Gain on sale of investment in unconsolidated entity                        (125,377)              --
     Depreciation and amortization                                                99,460           91,932
     Other                                                                       (24,728)          (6,379)
                                                                               ---------        ---------
     Net cash provided by operating activities                                    13,925           24,803
                                                                               ---------        ---------
Cashflows from investing activities:
     Additions to property, plant and equipment                                  (32,092)         (24,018)
     Investment in acquisition                                                   (37,260)              --
     Decrease in short-term investments                                           23,987           95,856
     Proceeds from sale of assets                                                    326            4,440
     Proceeds from sale of investment in unconsolidated entity                   307,467               --
     Decrease in investments restricted for debt service                           1,752            3,406
                                                                               ---------        ---------
     Net cash provided by investing activities                                   264,180           79,684
                                                                               ---------        ---------
Cash flows from financing activities:
     Repayment of long-term debt                                                (365,297)          (1,650)
     Debt proceeds,  net of issuance costs                                        70,588               --
     Premium on repayment of long-term debt                                       (6,488)              --
     Payments of capital lease obligations                                          (306)            (298)
     Proceeds from the exercise of stock options                                   4,040               --
     Purchase of treasury stock                                                   (1,394)              --
                                                                               ---------        ---------
     Net cash used in financing activities                                      (298,857)          (1,948)
                                                                               ---------        ---------
     Net (decrease) increase in cash and cash equivalents                        (20,752)         102,539
     Cash and cash equivalents at beginning of period                             70,906           54,351
                                                                               ---------        ---------
     Cash and cash equivalents at end of period                                $  50,154        $ 156,890
                                                                               =========        =========

                                 RCN CORPORATION
                           SELECTED OPERATING METRICS
                       (EXCLUDES DISCONTINUED OPERATIONS)

                                                Q2 2006(1)      Q1 2006(1)     Q2 2005
                                                 --------       --------       --------
Revenues (Consolidated):
   Video                                           65,659         63,933         63,789
   Data                                            31,988         29,544         27,381
   Voice                                           32,583         34,071         35,681
   Other                                            2,019          1,636          1,254
                                                 --------       --------       --------
Total Core Residential                            132,249        129,184        128,105
Commercial                                         20,587          9,352          6,656
Dial - Up                                           3,361          3,773          5,136
Recip Comp / Other                                  1,098          1,302          1,529
                                                 --------       --------       --------
TOTAL                                            $157,295       $143,611       $141,426
                                                 ========       ========       ========
RGUs:
Voice                                             271,000        271,000        276,000
Video                                             369,000        365,000        371,000
Data                                              257,000        249,000        229,000
                                                 --------       --------       --------
TOTAL RGUS(1)                                     897,000        885,000        876,000

NUMBER OF CUSTOMERS(1)                            418,000        416,000        413,000

% Customers in Bundles                                 68%            67%            65%

Average Monthly Revenue Per Customer (ARPC)(2)   $    109       $    106       $    102

(1) Reflects new customer and RGU reporting methodology effective January 1, 2006; Customer and RGU amounts may not be comparable to those reported in prior periods. Refer to RCN's Annual Report on Form 10-K/A for the year ended December 31, 2005 for additional information regarding this change.

(2) ARPC for 2005 has been calculated under the old methodology because customer counts under the new methodology are not available prior to January 1, 2006, the effective date of the change. Based on our estimates of customer counts under the new methodology prior to the effective date of the change, we do not believe that the change in methodology would have a material impact on ARPC as previously reported.

                                 RCN CORPORATION
                             NON-GAAP RECONCILIATION

(1) EBITDA is defined as operating income (loss) plus depreciation and amortization, non-cash stock based compensation and other special items including non-cash issuance of warrants, impairments, exit costs and other charges. EBITDA margin represents EBITDA divided by revenues. We believe that EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the cable industry. EBITDA as defined above may not be similar to EBITDA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations.

                                                    For the three months ended              Guidance
                                       ---------------------------------------------   ------------------
  ($ in thousands)                        June 30,          March 31,      June 30,    For the year ended
                                            2006              2006           2005      December 31, 2006
                                       ------------         ---------      ---------   ------------------
Operating loss                            $(18,122)         $(30,093)      $(23,766)    ($95,000-$90,000)
Depreciation and amortization               48,611            50,849         46,173             $200,000
Non-cash stock based compensation            4,507             5,159             --    $          20,000
Non-cash issuance of warrants                   --                --            564                   --
Impairments, exit costs & restructuring      1,386             1,223         (3,189)                  --
                                          --------          --------       --------    -----------------
   EBITDA                                 $ 36,382          $ 27,138       $ 19,782    $125,000-$130,000
   EBITDA Margin                              23.1%             18.9%          14.0%

                                 RCN CORPORATION
                             NON-GAAP RECONCILIATION
                                   (CONTINUED)

(2) Average monthly revenue per customer, or ARPC, is an industry metric that measures adjusted revenues, excluding certain commercial and other residential revenue (consisting of dial-up and reciprocal compensation) per period divided by the average number of customers during that period. We believe that ARPC provides useful information concerning the appeal of our service offerings and our rate plans. ARPC as defined above may not be similar to ARPC measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. ARPC reflects the new customer and RGU reporting methodology effective as of January 1, 2006; amounts may not be comparable to those reported prior to December 31, 2005.

                                            For the three months ended
                                 ----------------------------------------------
                                 June 30, 2006    March 31, 2006  June 30, 2005
                                 ----------------------------------------------
Revenue                            $ 157,295         $ 143,611      $ 141,426
 Less: Certain Commercial Revenue    (16,943)           (5,483)        (6,656)
 Less: Other Residential Revenue      (4,459)           (5,075)        (6,664)
                                   ---------         ---------      ---------
Customer Revenues                  $ 135,893         $ 133,053      $ 128,105
ARPC                               $     109         $     106      $     102